          EXHIBIT 99.2 NOVEMBER 2004 AMENDED STIPULATION OF SETTLEMENT

SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NEW YORK
---------------------------------------------- X
ROBERT ZADRA, individually and on behalf
of a class of persons similarly situated,      :
                                                                   Index No. 01-
                               Plaintiff,      :                   604859

                  - against -                             HON. HELEN E. FREEDMAN
                                               :          PART 39, ROOM 208
JAMES J. McNAMARA, JOHN A. GLEASON,
WILLIAM S. MARSHALL, HENRY Y.L. TOH,           :
DONALD JASENSKY, PETER T. ZACKAROFF,
MALLORY FACTOR, THOMAS F. CARNEY, JR.,         :
and NATIONAL AUTO CREDIT, INC.,
                                               :
                              Defendants.
---------------------------------------------- X

                 NOVEMBER 2004 AMENDED STIPULATION OF SETTLEMENT

     The parties to the above-captioned action, by and through their respective attorneys, in consideration of the premises, terms and conditions contained in this Amended Stipulation of Settlement (the "Agreement" or "Amended Stipulation
of Settlement"), hereby stipulate and agree as of this 15th day of November,
2004 as follows:

     WHEREAS:

          A. This action, entitled Robert Zadra, individually and on behalf of a class of persons similarly situated v. James J. McNamara, John A. Gleason,
William S. Marshall, Henry Y.L. Toh, Donald Jasensky, Peter T. Zackaroff,
Mallory Factor, Thomas F. Carney, Jr., and National Auto Credit, Inc., No.
01-604859, was commenced with the filing of a Summons and Complaint on October
12, 2001 ("the Action").

          B. Plaintiff's First Amended Derivative and Class Action Complaint
("the Amended Derivative and Class Action Complaint") alleges, among other things, that National

Auto Credit, Inc. ("NAC" or "the Company") and the members of its then Board of
Directors, James J. McNamara, John A. Gleason, William S. Marshall, Henry Y.L.
Toh, Donald Jasensky, Peter T. Zackaroff, Mallory Factor, and Thomas F. Carney,
Jr. ("the Director Defendants"), breached their fiduciary duties by approving excessive compensation packages for NAC's Chief Executive Officer and Chairman and the members of the Board of Directors and by overpaying for the acquisition of ZoomLot Corporation. Plaintiff asserts that these actions were allegedly self-dealing transactions that diluted the value of all stockholders' holdings in NAC and otherwise constituted corporate waste.

          C. Plaintiff seeks to represent a class of all NAC shareholders and their successors in interest who had purchased NAC stock as of December 14, 2000 and who held their stock through the date of this Agreement, which shareholders allegedly had their equity interest in NAC diluted as a result of the actions alleged in the Amended Derivative and Class Action Complaint.

          D. Plaintiff also brought this action in a derivative capacity in the name of NAC, alleging that NAC had been harmed as a result of the Director
Defendants' alleged breaches of their fiduciary duties, waste and self-dealing.

          E. This Stipulation of Settlement is intended to settle all of the claims that were or could have been asserted in the Action, including the
Amended Derivative and Class Action Complaint.

          F. Settlement negotiations had taken place between counsel for
Plaintiff Robert Zadra ("Plaintiff's Counsel") and counsel for the Defendants over approximately five months. During that time period, Plaintiff's Counsel had probative and lengthy meetings and communications with representatives of NAC and Defendants' counsel in connection with, among other things, the allegations of the Complaint and Amended Derivative and Class Action

Complaint, the defenses thereto, as well as the alleged damages incurred by the
Company and the alleged class sought to be represented by Plaintiff's Counsel.
During these meetings and communications, all parties vigorously presented their respective positions and dealt at arm's-length. These negotiations resulted in a deadlock and it appeared no settlement would be forthcoming. To advance the prospects of settlement, the parties agreed to engage the Honorable Herbert
Stern (ret.), the former United States District Court Judge for the District of
New Jersey and former United States Attorney, to conduct a non-binding mediation. An all-day session was held on November 25, 2002 before Judge Stern.
With the assistance of the mediator, the parties thereafter reached this agreement.

          G. In addition to the aforesaid meetings and communications,
Plaintiff's Counsel conducted an extensive investigation into the facts and law relating to the matters set forth in the Complaint and Amended Derivative and
Class Action Complaint, including review of documents, presentations concerning
NAC's prospective business opportunities, consultation with their client, a shareholder of the Company, and has now received all materials and information necessary and appropriate to enable them to enter into this Agreement on a fully informed basis.

          H. Plaintiff's Counsel have also considered that, if the claims asserted in the Amended Derivative and Class Action Complaint are not settled now by voluntary agreement among the parties, future proceedings could be protracted and expensive, involve highly complex legal and factual issues relating to liability and damages, and involve substantial uncertainties, delays, and risks inherent to litigation, and have concluded that it is desirable and in the best interests of Plaintiff, Defendants, NAC, the members of the Class (defined below) and the shareholders of NAC, to settle the claims asserted in the Amended Derivative and Class Action Complaint at this time upon the terms and conditions set forth herein (the "Settlement").

          I. Plaintiff's Counsel also have considered the substantial benefit to
NAC and the Class (as defined below) that will be received as a result of the
Settlement, including the infusion of capital into the Company in connection with the Settlement Fund (as defined below) and the issuance of warrants to the
Class (as defined below), in light of the aforesaid costs, delays, uncertainties and risks, and has concluded that the Settlement is fair, reasonable, adequate and in the best interests of NAC and the Class (as defined below).

          J. Defendants herein deny all material allegations of the Amended
Derivative and Class Action Complaint and maintain that the transactions described in the Amended Derivative and Class Action Complaint complied fully and in all respects with all applicable law, and, to the extent that they involved corporate action, were approved by the NAC Board of Directors in good faith and upon application of their informed business judgment. Defendants further deny any and all liability whatsoever under the Amended Derivative and
Class Action Complaint.

          K. The identical allegations of the Amended Derivative and Class
Action Complaint are also the subject of a pending consolidated derivative action filed in the Court of Chancery for the State of Delaware, entitled In re
National Auto Credit, Inc. Shareholders Litigation, C.A. No. 19028 NC ("the
Consolidated Derivative Action"). Unlike the Amended Derivative and Class Action
Complaint, the Consolidated Derivative Action solely brings derivative claims against the same defendants and for the same alleged transactions and wrongs alleged in the Amended Derivative and Class Action Complaint.

          L. Defendants National Auto Credit, Inc., James J. McNamara, John A.
Gleason, William S. Marshall, Henry Y.L. Toh, Donald Jasensky, Peter T.
Zackaroff, Mallory Factor, and Thomas F. Carney, Jr. ("the Settling
Defendants"), while vigorously denying all liability with respect to any and all of the claims alleged in the Amended Derivative and Class

Action Complaint, consider it desirable that the claims asserted in the Amended
Derivative and Class Action Complaint be settled and that the Amended Derivative and Class Action Complaint be dismissed because such settlement and dismissal will avoid the substantial expense, inconvenience and distraction of continued
litigation, and will finally put to rest the claims that were or could have been raised against them in the Amended Derivative and Class Action Complaint and the
Consolidated Derivative Action.

          M. A Stipulation of Settlement dated December 24, 2002 with attachments was signed by the undersigned and filed with the Court ("the
December 24 Stipulation of Settlement"). The Court entered an order dated
January 15, 2003 (the "Hearing Order"), to consider and determine the fairness of the proposed settlement as set forth in the Stipulation of Settlement. In accordance with the January 15, 2003 Hearing Order, notice was published and transmitted to those persons and entities who beneficially owned the common stock of National Auto Credit, Inc. ("NAC") as of December 14, 2000 and who held such stock through and including December 24, 2002, and all such persons having any objection to the proposed settlement of this Action described in the Notice were given an opportunity to present such objections to the Court. The Court then heard and considered the matter, including all papers filed in connection therewith, and the oral presentations of counsel at Hearings on May 14 and
October 15, 2003, including the testimony provided on the record by James J.
McNamara, Robert V. Cuddihy and Robert Zadra. On October 15, 2003, the Court
determined to approve the Settlement with modifications, which were set forth in an Amended Stipulation of Settlement, dated November 14, 2003.

     NOW, THEREFORE, without any admission or concession on the part of
Plaintiff of any lack of merit of the Amended Derivative and Class Action
Complaint whatsoever, and without any admission of any liability or wrongdoing whatsoever by the Settling Defendants or any of

them, it is hereby STIPULATED AND AGREED, by and among the Plaintiff's Counsel and counsel for the Settling Defendants, that the claims asserted in the Action shall be compromised and settled subject to the approval of the Court, and the
Action shall be dismissed with prejudice, upon and subject to the following terms and conditions:

                              THE SETTLEMENT TERMS

     6. Subject to the terms and conditions herein provided:

          (a) A Settlement Fund has been created and funded, in accordance with
     Paragraph 4 hereof, in the amount of $2.5 million dollars, from which fund
     Plaintiff's attorney's fees and costs will be paid in an amount to be approved by the Court.

          (b) NAC will call an annual meeting for the election of directors within four months of the Settlement Effective Date, as defined in paragraph 10 herein. NAC shall hold a regularly scheduled annual meeting each year thereafter.

          (c) The NAC Board of Directors ("the NAC Board") shall be comprised of a majority of "Independent Directors" as that term is defined by NASDAQ
     Rule 4200(a)(14), which shall be implemented by December 31, 2003. For the purposes of this Stipulation, a director is "independent" if: (i) he is not an employee of NAC or any of its subsidiaries, and (2) he is not affiliated with any person, entity, organization, or group (as defined in Rule 13d-5 promulgated under the Securities Exchange Act of 1934, as amended) that beneficially owns 20% or more of NAC's outstanding common stock.

          (d) NAC shall decrease the size of the NAC Board from 13 to no less than 5 nor more than 9 members, but the size of the NAC Board may be increased, upon certification by the Independent Directors, if exceptional circumstances dictate, i.e., accommodation of an acquisition or financing.
     However, in no event will the NAC Board's size be increased to more than 9 members before January 1, 2007.

          (e) Cash fees to non-employee directors for service on the NAC Board shall be capped at $15,000 (fifteen thousand dollars) per annum, prorated for partial year's services through January 1, 2007.

          (f) A majority of Independent Directors will be required for any
     "interested party," non arm's-length transaction, including any transaction with management, other than day-to-day business matters such as approving expense reports and compensation issues not involving an employee-director.
     In addition, any arm's-length transaction of $350,000 or more will be subject to approval by the majority of Independent Directors.

          (g) NAC will form a Compensation and Stock Option Committee, consisting solely of independent directors, subject to applicable rules and regulations of the United States Securities and Exchange Commission
     ("SEC"), NASDAQ, the New York Stock Exchange or any other national securities exchange to which NAC is, or may become, subject. Among other things, the Compensation and Stock Option Committee will review and implement an appropriate combination of cash compensation (base salary and bonus) and non-cash compensation designed to give performance incentives based upon the Company's revenues, earnings, common stock price, or other appropriate criteria. All senior executive severance and senior executive compensation decisions will

     be approved by the Compensation and Stock Option Committee and a majority of the Independent Directors.

          (h) The Audit Committee of the NAC Board shall be composed solely of
     Independent Directors, subject to applicable rules and regulations of the
     SEC, NASDAQ, the New York Stock Exchange or any other national securities exchange to which NAC is, or may become, subject, and include at least three directors who are sophisticated in financial matters. Until such time as NAC's securities are listed on an exchange other than NASDAQ, NAC will follow NASDAQ rules regarding audit committees. In addition, the Company shall expand its internal audit function and shall implement appropriate systems to coordinate the internal audit function and the internal audit staff with NAC's independent outside accountants. The Audit Committee charter will specify that it will review expense records of NAC senior management.

          (i) In addition to their compensation for service as a member of the
     NAC Board, members of the Audit Committee may receive up to $10,000 per year as additional compensation for service on the Audit Committee through
     January 1, 2005.

          (j) A pool consisting of one 1 million warrants (in the form attached to the December 24 Stipulation of Settlement as Exhibit A, which is incorporated by reference herein) will be created, with each warrant having a term of five years ("the Warrants"). The Warrants will be available to all Eligible Claimants, i.e., shareholders who held NAC shares continuously from December 14, 2000 through December 24, 2002 and who provide sufficient proof of eligibility by the timely filing of a valid Proof of Claim (as defined below). Eligible Claimants

     shall exclude Defendants and members of their immediate family. Each
     Eligible Claimant will be entitled to one warrant per 8.23 shares of NAC stock owned by the claimant [8,232,614 shares outstanding / one million warrants] and the Warrants will have an exercise price of $1.55 per warrant. As more fully explained below, valid Proofs of Claim must have been received within 180 days of the Settlement Effective Date (as defined below), after which date any unclaimed Warrants will be extinguished.

          (k) 50% of stock options granted from December 15, 2000 to Defendant
     Directors who currently sit on the Board of NAC shall be cancelled and deemed null and void. Any future grants of stock options to NAC Directors or Officers shall be granted pursuant to approval by NAC's Compensation and
     Stock Option Committee and such grants shall be in compliance with NASDAQ rules and regulations, unless NAC shares are traded on an exchange other than NASDAQ, and SEC rules and regulations.

          (l) Plaintiff's Counsel applied separately to the Court for an award of attorneys' fees and reimbursement of expenses in an aggregate amount not to exceed twenty-five percent (25%) of the Settlement Fund (defined in
     Paragraph 4 below). The Defendants agreed not to oppose an application for fees and reimbursement of expenses up to that amount. Except as otherwise provided herein, the Defendants shall not be required to pay any attorneys'
     fees, disbursements, taxable costs or costs of administering this
     Settlement.

          (m) This Settlement, and the Final Order and Judgment to be entered by the Court dismissing with prejudice the Amended Derivative and Class Action
     Complaint, is not conditioned upon the entry of a final, non-appealable order and

     judgment by the Delaware Chancery Court and any applicable court of appellate jurisdiction in Delaware dismissing with prejudice the
     Consolidated Derivative Action.

                    CLASS CERTIFICATION, CLASS AND DERIVATIVE
                      NOTICE, AND EXCLUSION FROM THE CLASS
                      ------------------------------------

     7. Pursuant to Article 9 of the New York Civil Practice Law and Rules ("NY
CPLR"), a class of plaintiffs (the "Class") shall be certified, solely for the purposes of effectuating the Settlement herein, of all persons who beneficially owned NAC common stock as of December 14, 2000, and held such stock through the date of this Stipulation of Settlement (the "Class Period"), except for the
Defendants and members of their immediate families.

     8. For the purpose of determining membership in the Class, the date of a purchase or sale of NAC stock shall be deemed the "contract" or "trade" date as opposed to the "settlement" or "payment" date. No purchase or sale of an option for NAC shares shall be considered a purchase or sale of NAC shares unless such option is exercised by a purchase or sale of stock, and the date of the exercise shall be deemed the "contract" or "trade" date. The receipt or grant by gift, devise, or operation of law of NAC shares shall not be deemed a purchase of NAC shares.

                        ESTABLISHMENT AND ADMINISTRATION
                             OF THE SETTLEMENT FUND
                             ----------------------

     9. In accordance with the terms of the original Stipulation of Settlement, within 40 days after this Agreement had been fully executed by the undersigned parties (the "Funding Date"), certain Underwriters at Lloyds and various foreign companies who subscribe to National Auto Credit, Inc.'s Directors and Officers
and Company Insurance Policy Number 895/FK014640A002 ("the D&O Policy") (the
"Insurers"), through their counsel, Hanson Peters

                                       10

and Nye, formerly Hanson & Peters ("Hanson & Peters"), agreed to pay to Reed
Smith LLP, as Escrow Agent, by wire transfer or certified check, a total of
$2,500,000 (two million five hundred thousand dollars) and such funds were deposited in an interest-bearing Escrow Account (the "Escrow Account"). (All amounts placed into the Escrow Account shall be referred to herein as the
"Settlement Fund.")

     10. The Settling Defendants executed a Release of all claims against the
Insurers under the D&O Policy in form satisfactory to the Settling Defendants and Insurers ("the Policy Releases"), and delivered the same to counsel for the
Insurers as escrow agent; and (ii) the Insurers executed a Release of all claims against the Defendants under the D&O Policy in form satisfactory to the Settling
Defendants and Insurers ("the Insurers' Release"), and hold the same in escrow
("the Insurance Escrow"). The Policy Releases and the Insurers' Release will be held in the Insurance Escrow until the Settlement Effective Date (as defined below) and released thereafter. The Policy Releases and the Insurers' Release shall be in complete satisfaction of all claims by each of the Settling
Defendants for indemnification from NAC and/or the Insurer with respect to all claims being settled and released in this Stipulation, and of all claims of the
Insurers against the Defendants regarding coverage under the D & O Policy.

     11. If for any reason this Stipulation of Settlement becomes null and void, then (i) the Settlement Fund shall be released from the Escrow Account and returned to the Insurers' counsel, less any amounts spent on the costs of notice; and (ii) the Policy Releases and the Insurers' Release shall be deemed null and void, and shall be released from the Insurance Escrow, with the Policy
Releases returned to counsel for the Defendants and the Insurers' Release will be returned to counsel for the Insurers. All parties shall then be restored to the status quo existing prior to the execution of this Stipulation of Settlement without prejudice to any claims, rights or defenses that any party may have.

                                       11

     12. All interest earned on the Settlement Fund from and after the Funding
Date shall become part of the Settlement Fund.

     13. NAC's outside counsel, with the cooperation and reasonable review of
Plaintiff's Counsel, shall be responsible for the administration of the
Settlement, including but not limited to, sending notice of the Settlement and
Proof of Claim forms to Class members; and determining the timeliness, completeness, and validity of Proofs of Claim in accordance with the terms and provisions of this Stipulation of Settlement. NAC shall retain such persons, not employed by NAC, as it shall reasonably determine are necessary or desirable to assist in the performance of such duties (the "Claims Administrator"), subject to the prior approval of Plaintiff's Counsel. Plaintiff's Counsel shall cooperate in the administration of the Settlement to the extent reasonably necessary to effectuate its terms.

     14. The costs of administering the Settlement Fund, including any escrow or custodial fees and fees and expenses incurred in connection with providing notice of the Settlement and processing Proofs of Claim, shall be paid for by
NAC.

                          THE SETTLEMENT EFFECTIVE DATE
                          -----------------------------

     15. The Settlement contemplated by this Amended Stipulation of Settlement shall become effective only upon the occurrence of each of the following events
("the Settlement Effective Date"):

          (a) The entry by the Court of a Final Order and Judgment pursuant to
     Article 9 of the NY CPLR; and

          (b) The expiration of the time in which to appeal the Final Order and
     Judgment has passed without any appeal having been taken therefrom (which time to appeal shall be deemed to be thirty (30) days following service of
     Notice of Entry of the Final Order and Judgment unless the date to take such appeal shall

                                       12

     have been extended by court order or otherwise) or, if such appeal is taken, the expiration of fourteen (14) days after the date upon which the right to take any further appeal has expired, provided that such appeal shall have been resolved in such manner as to permit the consummation of the Settlement effected by this Stipulation of Settlement in accordance with all of its terms and provisions. The latest of the dates specified in subparagraphs (a) and (b) above shall be the "Settlement Effective Date."

     16. No later than ten business days after the Settlement Effective Date,
NAC shall cause the Board of Directors of the Company to amend the bylaws of the
Company, and/or take whatever steps are otherwise reasonably necessary, to implement the corporate governance changes and to implement or begin the implementation of the other agreed-upon provisions of this Settlement, as set forth in paragraphs 1(b), 1(d), 1(e), 1(f), 1(g) 1(h), 1(i), 1(j) and 1(k)
hereof. To the extent any of the corporate governance changes require shareholder consent, NAC will promptly seek such shareholder consent.

                       DISTRIBUTION OF THE SETTLEMENT FUND
                       -----------------------------------

     17. As set forth in the Hearing Order dated January 15, 2003, the Escrow
Agent may without further order of the Court make payments to NAC from the
Settlement Fund to reimburse NAC for costs and expenses, if any, incurred in providing notice of the Settlement and administering the Settlement Fund.

     18. Within five business days following the Settlement Effective Date the
Escrow Agent shall distribute the Settlement Fund to the Company and the Company
will distribute the Settlement Fund as follows: (a) $150,000 will be paid to the firm of Wechsler Harwood LLP, counsel for Plaintiff in the Zadra Litigation as partial payment of its attorney's fees awarded by the Court by Order entered
March 2, 2004; (b) the balance of the

                                       13

Settlement Fund shall be reserved by NAC and held in Escrow by Reed Smith as
Escrow Agent to fund any costs and expenses incurred from and after the date hereof in connection with the defense of the Consolidated Derivative Action; (c)
upon the conclusion of the Consolidated Derivative Action, Wechsler Harwood will receive the balance of the attorney's fee award minus a pro rata reduction of their fee award to the extent the Consolidated Derivative Action continues and the Settlement Fund is charged with the costs of defense of the Consolidated
Derivative Action; and (d) the remaining balance to NAC.

     19. Within 180 days following the complete distribution of the Settlement
Fund as set forth in paragraph 13, NAC and the Escrow Agent shall make a final accounting to the Court of the disbursements from the Settlement Fund. At this time, Plaintiff's Counsel and counsel for the Settling Defendants may apply to the Court for an order barring any and all claims against Plaintiff's Counsel, the named plaintiffs, the Settling Defendants and their counsel, the Claims
Administrator, and/or any other person arising out of or relating to disbursements made from the Settlement Fund or the processing of Proofs of Claim
(as defined below).

             PROOFS OF CLAIM PROCEDURE FOR DISTRIBUTION OF WARRANTS
             ------------------------------------------------------

     20. The following procedure shall apply with respect to the filing and approval of proofs of claim entitling the claimant to participate in the distribution of the Warrants ("Proof of Claim"), provided, however, that said procedure may be modified at any time by the written agreement of Plaintiff's
Counsel and counsel to NAC.

          (a) In order for claimants to establish their entitlement to participate in the distribution of the Warrants ("an Eligible Claimant"), a claimant shall be required to file a proof of claim in substantially the form annexed to the Preliminary Order as Exhibit 2 (the "Proof of Claim")
     attached to the December

                                       14

     24 Stipulation of Settlement, which exhibit is incorporated by reference herein, together with all supporting documentation specified in the Proof of Claim, within the time period specified in the Preliminary Order.

          (b) Upon receipt of Proofs of Claim, NAC or the Claims Administrator shall review the Proofs of Claim and make an initial determination with respect to whether or not such Proofs of Claim shall be accepted or rejected. In the event that a Proof of Claim contains incomplete or inadequate documentation, NAC or the Claims Administrator shall provide the claimant with an opportunity to substantiate such claim by providing further documentation or information. Upon written request, NAC or the
     Claims Administrator shall make available to Plaintiff's Counsel the Proofs of Claim and the determinations which have been made by NAC or the Claims
     Administrator with respect to whether or not such claims should be accepted and with respect to the amount of warrants to be provided to such claimant.
     Plaintiff's Counsel shall inform NAC's counsel of their objections, if any, to any such determination from time to time as they review the material made available to them by NAC and/or the Claims Administrator, provided that all such objections by Plaintiff's Counsel must be made in writing within five business days after receipt of a complete and final list of persons or entities whom NAC or the Claims Administrator has determined to be Eligible Claimants. In the event that Plaintiff's Counsel object to documentation as being inadequate, NAC shall be entitled to offer the claimant a reasonable opportunity to improve the documentation supplied.

          (c) The administration of the issuance of the Warrants, the decision of all disputed questions of law and fact with respect to the validity of any Proofs of

                                       15

     Claim or the right of claimants to receive their Warrants, the manner of approving claims, and the sufficiency of documentation substantiating claims shall be under the authority of the Court.

          (d) Before NAC distributes Warrants to Eligible Claimants, NAC or the
     Claims Administrator shall send written notice to each claimant whose claim is rejected of the rejection of his or her claim and advise such claimant of the right to be heard with respect to such rejection by filing an application with the Court within thirty (30) days after the mailing of such notice. If such a rejected claim is then allowed by the Court, it shall be deemed to be an allowed claim for all purposes. The failure of a claimant to file an application with the Court with respect to such rejected claim shall permanently bar the assertion of any such claim thereafter.

          (e) The decision of the Court as to any disputed questions of law and fact with respect to the validity of any Proofs of Claim shall be final as between or among the parties to this Stipulation of Settlement and shall not be subject to appeal by any of them, but the parties do not hereby waive any right they might have to appeal or seek review of any other decision, order or judgment entered by the Court.

                                RELEASE OF CLAIMS
                                -----------------

     21. Upon the execution of the original Stipulation of Settlement, Plaintiff executed and delivered to Escrow Agent a Release, in the form attached to the
December 24 Stipulation of Settlement as Exhibit E, which is incorporated by reference herein, that provides, inter alia that Plaintiff and all members of the Class, on behalf of themselves and their heirs, executors, administrators, successors and assigns, and any persons or entities they represent

                                       16

(together, the "Releasors"), RELEASE, WAIVE AND FOREVER DISCHARGE, and are
enjoined from prosecuting, any and all class and individual claims, causes of action, actions, complaints, demands, grievances, allegations or rights of any nature whatsoever, whether known or unknown, suspected or unsuspected, whether or not concealed or hidden, from the beginning of time until the effective date of this Release (collectively, the "Class and Individual Claims"), which the
Releasors had, now have, or hereafter may have against the Settling Defendants, and each of them, and their respective past and present agents, directors, officers, employees, attorneys, auditors, insurers, subsidiaries, affiliates, investment bankers, heirs, executors, administrators and representatives, as well as their respective predecessors, successors and assigns (collectively, the
"Released Parties"), arising from or relating to the Amended Derivative and
Class Action Complaint or the Consolidated Derivative Action, including, without limitation, (i) any acts, facts, transactions, representations, omissions or other subject matters set forth, alleged, embraced or otherwise referred to in the Amended Derivative and Class Action Complaint and the Consolidated
Derivative Action, and (ii) all Class and individual Claims that were or could have been asserted against the Settling Defendants in the Amended Derivative and
Class Action Complaint, the Consolidated Derivative Action and/or any other court or forum, except that nothing herein shall be deemed or construed to be a release, waiver or discharge of the right to enforce the terms of this
Stipulation of Settlement.

     22. Upon the execution of the original Stipulation of Settlement, Plaintiff executed and delivered to Escrow Agent a Release, in the form attached to the
December 24 Stipulation of Settlement as Exhibit F, which is incorporated by reference herein, that provides, inter alia, that (i) Plaintiff, (ii) all members of the Class, (iii) NAC, (iv) any person or entity acting or purporting to act on behalf of NAC, and (v) any successors, assigns, heirs, executors and administrators of the persons and entities listed in subsections (i) to (iv)
(the persons and

                                       17

entities enumerated in subsections (i) to (v) are collectively referred to herein as the "Releasors"), RELEASE, WAIVE AND FOREVER DISCHARGE, and are
enjoined from prosecuting, any and all derivative claims, causes of action, actions, complaints, demands, grievances, allegations or rights of any nature whatsoever, whether known or unknown, suspected or unsuspected, whether or not concealed or hidden, from the beginning of time until the effective date of this
Release (collectively, the "Derivative Claims"), which the Releasors had, now have, or hereafter may have against the Released Parties (as defined in
Paragraph 16 hereto), arising from or relating to the Amended Derivative and
Class Action Complaint or the consolidated Derivative Action, including, without limitation, (i) any acts, facts, transaction, representations, omissions or other subject matters set forth, alleged, embraced or otherwise referred to in the Amended Derivative and class Action Complaint and the Consolidated
Derivative Action, and (ii) all Derivative Claims that were or could have been asserted against the Settling Defendants in the Amended Derivative and Class
Action Complaint, the Consolidated Derivative Action and/or any other court or forum except that nothing herein shall be deemed or construed to be a release, waiver or discharge of the right to enforce the terms of this Stipulation of
Settlement.

     23. Each of the foregoing releases ("the Plaintiffs' Releases") shall become effective and shall be released from Escrow within five business days of the Settlement Effective Date. If for any reason this Stipulation of Settlement becomes null and void, then the Plaintiffs' Releases shall be deemed null and void, and shall be released from escrow and returned to counsel for Plaintiff.

                                ESCROW PROVISIONS
                                -----------------

                                       18

     24. Reed Smith LLP shall act as escrow agent for the Settlement Fund and for holding the Plaintiffs' Releases, and Hanson & Peters shall act as escrow agent for the Insurance Escrow (collectively "Escrow Agents").

     25. The parties acknowledge that for all purposes the Escrow Agents are acting solely as a stakeholder at their request and for their convenience and that Escrow Agents shall not be liable to any party for any act or omission on its part unless taken or suffered in bad faith or in willful disregard of this
Agreement or involving gross negligence on the part of the Escrow Agents. The parties hereto jointly and severally agree to defend, indemnify and hold Escrow
Agents harmless from and against all costs, claims and expenses (including reasonable attorneys' fees) incurred in connection with the performance of
Escrow Agents' duties hereunder, except with respect to actions or omissions taken or suffered by Escrow Agents in bad faith or in willful disregard of this
Agreement or involving gross negligence on the part of Escrow Agents.

     26. Escrow Agents may act or refrain from acting in respect of any matter referred to herein in full reliance upon and with the advice of counsel which may be selected by them (including any member of their firm) and shall be fully protected in so acting or refraining from action upon the advise of such counsel.

     27. The Escrow Agents or any member of their firms shall be permitted to act as counsel for their clients in any dispute as to the funds or the documents referred to in the Agreement or as to any other disputed matter between the parties.

                                       19

                               GENERAL PROVISIONS
                               ------------------

     28. This Amended Stipulation of Settlement merges any and all prior settlement discussions and agreements among the Plaintiff and the Settling
Defendants or between any of them, and supersedes the original Stipulation of
Settlement dated December 24, 2002 and Amended Stipulation of Settlement dated
November 14, 2003.

     29. (A) The provisions of paragraphs 1(b), 1(c), 1(d), 1(f), 1(g), 1(h),
1(j) and 1(k) herein shall expire on the earlier of:

          (a)  the date when NAC ceases to have a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended ("the Exchange Act");

          (ii) the date when NAC becomes a controlled company as defined by
               NASDAQ Rules 4200 and 4350; or

          (iii) five years from the Settlement Effective Date.

          (B) The provisions of paragraphs 1(e) and 1(i) herein shall expire on the earlier of:

          (i)  the date when NAC ceases to have a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended ("the Exchange Act");

          (ii) the date when NAC becomes a controlled company as defined by
               NASDAQ Rules 4200 and 4350; or

          (iii) January 1, 2007.

          (C) In addition, the provisions of paragraphs 1(b) through and including 1(k) herein shall be deemed amended and superseded by any and all applicable federal and/or state laws, rules, and regulations as well as the rules and regulations of the NASDAQ, the New York Stock Exchange, the American
Stock Exchange or any other national securities

                                       20

exchange (as such term is used in Section 6 of the Exchange Act) whose rules and regulations NAC is or becomes subject to, now or in the future.

     30. It is expressly understood and agreed that this Amended Stipulation of
Settlement and any negotiations, mediation, or proceedings hereunder are not, and shall not be construed or deemed to be, an admission or concession by or on the part of Plaintiff of any lack of merit of the claims asserted in the Amended
Derivative and Class Action Complaint whatsoever, or an admission or concession by or on the part of the Settling Defendants, or any of them, of any liability or wrongdoing whatsoever in connection with the Amended Derivative and Class
Action Complaint and the other matters referred to in this Stipulation. The
Settling Defendants expressly deny any liability or wrongdoing whatsoever.

     31. Neither this Amended Stipulation of Settlement nor the fact of its existence nor any of the terms hereof, nor any negotiations or proceedings hereunder, shall be offered or received in evidence, or in any way referred to, in any action or proceeding in any court, administrative agency or other tribunal for any purpose whatsoever other than to enforce the provisions of this
Amended Stipulation of Settlement or any orders or judgments entered pursuant thereto.

     32. If, for any reason the Settlement shall not become final and unappealable, then this Amended Stipulation of Settlement, and any releases delivered in connection therewith, shall thereupon become null and void without any further act by any party hereto, and all parties to the Amended Derivative and Class Action Complaint and to this Amended Stipulation of Settlement shall stand in the same position, without prejudice, as if this Amended Stipulation of
Settlement had not been made and submitted to the Court for its consideration and approval. Upon such event, the balance of the Settlement Fund (and the interest earned thereon) shall be paid to the Insurer.

                                       21

     33. The parties to this Stipulation and their attorneys agree to cooperate fully with one another in seeking Court approval of this Stipulation of
Settlement and to use their best efforts to effect the prompt consummation of this Stipulation of Settlement and the Settlement provided for hereunder.

     34. This Agreement and the Releases executed in connection herewith shall be governed and construed by and under the laws of the State of New York, excluding any conflicts of law or choice-of-law rule or principle that might otherwise refer construction or interpretation of the foregoing documents to the substantive law of another jurisdiction. Each party consents to the exercise of exclusive jurisdiction by this Court in any action brought to enforce the terms and provisions of this Agreement.

     35. This Amended Stipulation of Settlement shall be binding upon and inure to the benefit of the parties hereto, including the members of the Class and the shareholders of NAC, and their respective heirs, successors and assigns, and upon any corporation or other entity into or with which any party hereto may merge, consolidate, or combine.

     36. This Amended Stipulation of Settlement may be executed in any number of original or telecopied counterparts, each of which shall be considered an original, but all of which shall constitute one agreement.

     37. Each attorney executing this Agreement warrants and represents that he or she has been duly authorized and empowered to execute the Agreement on behalf of his or her respective clients.

     38. Plaintiff represents, through his counsel, that he has not assigned or otherwise alienated any portion of any Derivative, Class or Individual Claim encompassed or described in the Releases to any person or entity in any manner, whether by way of operation of law or otherwise.

                                       22

     39. The parties expressly disclaim reliance upon on any oral or written representation, warranties or inducements in deciding to enter into the
Settlement, other than the representations, warranties and covenants contained and memorialized in the Agreement and the Exhibits incorporated by reference hereto.

     40. All of the Exhibits incorporated by reference into this Agreement are material and integral parts hereof and are fully incorporated by reference herein.

     41. Without further order of the Court, the parties hereto may agree to reasonable extensions of time to carry out any of the provisions of this
Stipulation of Settlement.

     42. The Agreement, including the Exhibits incorporated by reference hereto, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. This Agreement and the Exhibits incorporated by reference hereto (i) may be modified, amended or otherwise changed only by a written instrument signed by or on behalf of all of the parties hereto or their successors-in-interest, and (ii) cannot be modified, amended or otherwise changed orally or by the conduct of the parties.

     43. This Agreement shall be deemed fully executed as of this 15th day of
November, 2004.

                                       23

WECHSLER HARWOOD LLP REED SMITH, LLP

By: /s/                                By: /s/
    ----------------------------------     ------------------------------------
    Robert I. Harwood, Esq.                Herbert F. Kozlov, Esq.
    Matthew M. Houston, Esq.               Lawrence J. Reina, Esq.
    488 Madison Avenue                     599 Lexington Avenue
    New York, New York  10022              New York, New York  10017
    (212) 935-7400                         (212) 521-5400
    Attorneys for Plaintiff                Attorneys for Defendant
                                           National Auto Credit, Inc.

                                       AGREED AS TO PARAGRAPHS 4-6, 9, 10,
                                       12-14, 18-38 ONLY BY:
SKADDEN, ARPS, SLATE, MEAGHER          HANSON PETERS & NYE
& FLOM LLP

By: /s/                                By: /s/
    ----------------------------------     ------------------------------------
    Jonathan J. Lerner, Esq.               Anastasia Markakis Nye, Esq.
    William O'Brien, Esq.                  Robert B. Fish, Esq.
    Four Times Square                      1301 South Grove Avenue
    New York, New York 10036               Suite 200
    (212) 735-2550                         Barrington, IL  60010
    Attorneys for Individual Defendants    (847) 277-9988
    James J. McNamara, John A. Gleason,    Attorneys for Underwriters of
    Henry Y.L. Toh, Donald Jasensky,       Lloyd's, London
    Peter T. Zackaroff, Mallory Factor

DUANE MORRIS LLP

By: /s/
    ----------------------------------
    John Reed, Esq.
    David S. Tannenbaum, Esq.
    380 Lexington Avenue
    New York, New York 10168
    Counsel for Defendant
    Thomas F. Carney, Jr.

                                       24